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                                                                    EXHIBIT C(4)

                       AMENDMENT TO SHAREHOLDER AGREEMENT

         This Amendment Agreement (the "Amendment") is made as of March 2, 1995, by and among Guaranty National Corporation, a Colorado corporation ("Guaranty"), Orion Capital Corporation, a Delaware corporation ("Orion"), and the wholly owned subsidiaries of Orion (the "Selling Shareholders") listed on Schedule I to the Shareholder Agreement dated as of November 7, 1991 (the "Shareholder Agreement"), among Guaranty, Orion and the Selling Shareholders.

         WHEREAS, the parties have determined that it would be in their mutual best interests to provide for a further increase in the number of independent directors of Guaranty,

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements, and subject to the terms and considerations set forth herein, the parties hereto agree as follows:

         1. Section 1.1(b) of the Shareholder Agreement is hereby further amended so as to provide at the end of the first sentence thereof that ". . . the Board of Directors of Guaranty shall consist of eleven members." (Emphasis added.) The second sentence thereof is hereby amended to provide that "Nominees for such eleven directorships shall be designated as follows: . . . . (iii) up to six nominees shall be nominees mutually agreeable to Orion and Guaranty who are not (x) officers, directors or employees of Orion or its wholly-owned subsidiaries, other than one such nominee who is a retired officer and director of Orion but who is still an employee of Orion, or (y) . . . 11 (Emphasis added.)

         2. Except as expressly provided herein, the Shareholder Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto duly authorized thereinto, has executed this Agreement as of the day and year set forth in the heading hereof.

                                             GUARANTY NATIONAL CORPORATION

                                             By:  /s/ Roger Ware
                                                  --------------
                                                       Roger Ware

                                             ORION CAPITAL CORPORATION

                                             By:  /s/ Alan R. Gruber
                                                  ------------------
                                                       Alan R. Gruber

                                             THE CONNECTICUT INDEMNITY COMPANY

                                             CONNECTICUT SPECIALTY INSURANCE
                                             COMPANY
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                                             DESIGN PROFESSIONALS INSURANCE
                                             COMPANY

                                             EMPLOYEE BENEFITS INSURANCE
                                             COMPANY

                                             THE FIRE &: CASUALTY INSURANCE
                                             COMPANY OF CONNECTICUT

                                             SECURITY INSURANCE COMPANY OF
                                             HARTFORD

                                             SECURITY REINSURANCE COMPANY


                                             By:  /s/ Vincent T. Papa
                                                  -------------------
                                                       Vincent T. Papa
                                                       Senior Vice President


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